UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

C. R. Bard, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing Party:
	(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2017 (July 28, 2017)

C. R. Bard, Inc.

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-6926 (Commission File Number)	22-1454160 (IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey (Address of principal executive offices)	07974 (Zip code)

(908) 277-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2017, C. R. Bard, Inc., a New Jersey corporation (“Bard”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Becton, Dickinson and Company, a New Jersey corporation (“BD”), and Lambda Corp., a New Jersey corporation and wholly-owned subsidiary of BD (“Merger Corp”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Corp will merge with and into Bard, with Bard surviving as a wholly-owned subsidiary of BD (the “Merger”).

On July 28, 2017, Bard, BD and Merger Corp entered into an Amendment (“Amendment No. 1”) to the Merger Agreement. Amendment No. 1 amends the Merger Agreement to provide that each participant in a Bard regional, division or country-specific annual bonus plan will be eligible to receive an annual bonus in respect of the 2017 fiscal year of Bard or its subsidiaries based on the actual level of achievement of the applicable performance criteria at the end of the applicable fiscal year. To the extent that, prior to the payment of such bonuses, any such participant incurs a termination of employment that would entitle the participant to receive a severance benefit under a Bard severance plan or applicable law, then the participant would receive a prorated amount based on the actual level of achievement of the applicable performance criteria.

Other than as expressly modified pursuant to Amendment No. 1, the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Bard on April 24, 2017, remains in full force and effect as originally executed on April 23, 2017. The foregoing description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 1 attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01	Other Events.

On July 7, 2017 and June 30, 2017, BD entered into agreements with two of Bard’s executive officers, John A. DeFord and Gerard D. Porreca III, respectively, regarding the terms of their employment following the consummation of the Merger (the “Closing”).

The agreements will become effective upon and subject to the occurrence of the Closing, and each provides for an at will employment relationship. Under the terms of their agreements, Messrs. DeFord and Porreca will receive an annual base salary of $531,900 and $417,400, respectively, through September 30, 2019 and September 30, 2018, respectively. Messrs. DeFord and Porreca will also receive an annual short-term incentive target opportunity equal to 70% and 55% of base salary, respectively, and an annual long-term incentive opportunity equal to $1,400,000 and $425,000, respectively, in each case, through September 30, 2018.

The agreement with Mr. DeFord provides for two cash-based retention awards, each with a value of $200,000. The first retention award will be granted at the Closing and will vest on the earlier to occur of the first anniversary of the date of grant or an earlier termination of employment by BD without cause. The second retention award, which will be granted on the first anniversary of the Closing subject to the mutual agreement of BD and Mr. Deford to extend the initial one-year term of the agreement for one additional year, will vest on the earlier to occur of the first anniversary of the date of grant or an earlier termination of employment by BD without cause. The agreement with Mr. Porreca provides for a sign on equity grant with a grant date value equal to $417,400, which will vest on the earlier to occur of equal installments on each of the first three anniversaries of the date of grant or an earlier termination of employment by BD without cause or by Mr. Porreca with good reason.

The agreements further provide that, at the Closing, BD will vest the unvested Bard equity awards held by Messrs. DeFord and Porreca as well as the cash severance benefit of $3,722,000 and $2,002,500, respectively, under each executive’s change of control agreement with Bard. Each executive has agreed to relinquish and waive all rights under his change of control agreement except, among others, those related to the gross-up of golden parachute excise taxes. Each of Messrs. DeFord and Porreca has agreed to enter into an amendment to his supplemental insurance retirement plan agreement with Bard that will vest his benefits of $3,647,487 and $1,770,941, respectively. The agreements incorporate the restrictive covenant agreements by and between each executive and Bard.

2

FORWARD-LOOKING STATEMENTS

The information presented herein contains estimates and other forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “outlook” and similar words, phrases or expressions are intended to identify such forward-looking statements, but other statements that are not historical facts may also be considered forward-looking statements. These forward-looking statements include statements about the benefits of the merger, including anticipated future financial and operating results, synergies, accretion and growth rates, BD’s, Bard’s and the combined company’s plans, objectives, expectations and intentions, and the expected timing of completion of the transaction. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the failure of the closing conditions to be satisfied, or any unexpected delay in closing the proposed merger, including the failure to obtain the necessary approval by Bard shareholders and the risk that the required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings related to the proposed merger; risks relating to the integration of BD’s and Bard’s businesses, operations, products and employees, including the risk that this integration will be materially delayed or will be more costly or difficult than expected; the risk that the integration of the cost savings and any synergies from the merger may not be realized or take longer than anticipated to be realized; the risk of higher than anticipated costs, fees, expenses and charges in relation to the proposed merger; access to available financing on a timely basis and reasonable terms; reputational risk and the reaction of BD’s and Bard’s employees, customers, suppliers or other business partners to the proposed merger, including a risk of loss of key senior management or other associates; developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors; as well as other risks, uncertainties and factors discussed in BD’s and Bard’s respective filings with the U.S. Securities and Exchange Commission (the “SEC”), available free of charge at the SEC’s website at www.sec.gov. BD and Bard do not intend, and disclaim any obligation, to update or revise any forward-looking statements contained in this communication to reflect events or circumstances after the date hereof, except as required by applicable laws or regulations.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction, BD has filed a registration statement on Form S-4 with the SEC that includes a proxy statement of Bard that also constitutes a prospectus of BD. The registration statement became effective on June 30, 2017, and Bard commenced mailing of the proxy statement on such date. BD and Bard also plan to file other documents in connection with the proposed transaction with the SEC. INVESTORS AND SHAREHOLDERS OF BARD ARE URGED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BD, BARD, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by BD or Bard with the SEC will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by BD at BD’s website at www.bd.com, in the “Investors” section by clicking the “Investors” link or by contacting BD Investor Relations at Monique_Dolecki@bd.com or calling 201-847-5378, and may obtain free copies of the documents filed with the SEC by Bard at Bard’s website at www.crbard.com, in the “Investors” section by clicking the “Investors” link or by contacting Bard Investor Relations at Todd.Garner@crbard.com or calling 908-277-8065.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Amendment No. 1, dated July 28, 2017, to the Agreement and Plan of Merger, dated as of April 23, 2017, among C. R. Bard, Inc., Becton, Dickinson and Company and Lambda Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. Bard, Inc. (Registrant)

Date: July 28, 2017	/s/ Richard C. Rosenzweig

	Name:	Richard C. Rosenzweig
	Title:	Vice President, Law and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Amendment No. 1, dated July 28, 2017, to the Agreement and Plan of Merger, dated as of April 23, 2017, among C. R. Bard, Inc., Becton, Dickinson and Company and Lambda Corp.

Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to the Agreement and Plan of Merger, dated as of April 23, 2017 (the “Merger Agreement”), by among C. R. Bard, Inc., a New Jersey corporation (the “Company”), Becton, Dickinson and Company, a New Jersey corporation (“Parent”), and Lambda Corp., a New Jersey corporation and a wholly owned subsidiary of Parent (“Merger Corp” and, collectively with the Company and Parent, the “Parties”), is made as of July 28, 2017, by and among the Parties.

W I T N E S S E T H:

WHEREAS, the Parties have determined to amend the Agreement in accordance with Section 11.02 of the Merger Agreement as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.    Section 7.06(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d)    Incentive Compensation. In the event that the Closing occurs prior to the payment of annual incentives in respect of the 2017 fiscal year of the Company or any of its Subsidiaries, Parent shall pay to each participant in a Company Plan that is an annual incentive plan (whether based on the calendar year or another 12 month fiscal period), including those set forth in Section 4.17 of the Company Disclosure Letter and designated thereon as an annual incentive plan (each such Company Plan, a “Company Incentive Plan”), a cash bonus in respect of fiscal year 2017 in an amount equal to the cash bonus amount payable under the applicable Company Plan as provided in this Section 7.06(d). Parent shall pay the 2017 Bonus Amounts (as defined below), less any required withholding Taxes, on or about the date on which the Company or its applicable Subsidiary would normally pay annual bonuses in respect of the applicable 2017 fiscal year and in no event later than March 15, 2018 (or, if earlier, upon a termination of employment to the extent provided in clause (iii) below).

(i)    Each participant in a Company Incentive Plan that is a corporate bonus plan shall receive a cash bonus in respect of fiscal year 2017 in an amount based on the actual level of achievement of the applicable performance criteria, with such level of achievement (1) measured during the period from and including January 1, 2017 through and including the end of the calendar month immediately preceding the month in which the Closing Date occurs (or through and including December 31, 2017 if the Closing occurs at any time after such date), (2) determined by the Compensation Committee of the Company Board in the ordinary course of business and consistent with past practice (including, without limitation, adjustments to account for non-recurring items), but subject to the Resolution Procedures (as set forth in Section 7.06(d) of the Company

Disclosure Letter) and without regard to any costs and expenses associated with the transactions contemplated by the Agreement or any non-recurring events that would not reasonably be expected to have affected the Company and its Subsidiaries had the transactions contemplated by the Agreement not arose, and (3) annualized, on a straight line basis, through December 31, 2017 (the “2017 Corporate Bonus Amount”).    Following December 31, 2017, Parent, in its sole discretion, may choose to continue the participation of any Continuing Employee in a Company Incentive Plan that is a corporate bonus plan or transition such employee to an incentive plan of Parent, subject to terms of Section 7.06(a).

(ii)    Each participant in a Company Incentive Plan that is a regional, division or country bonus plan shall receive a cash bonus in respect of fiscal year 2017 based on the actual level of achievement of the applicable performance criteria at the end of the applicable fiscal year 2017 performance period (the “2017 Regional, Division or Country Bonus Amount” and together with the 2017 Corporate Bonus Amount, the “2017 Bonus Amounts”); provided, that the level of achievement shall be determined in the ordinary course of business and consistent with past practice and, to the extent applicable, subject to the Resolution Procedures (as set forth in Section 7.06(d) of the Company Disclosure Letter, with the understanding that paragraph 1 of such section shall apply to all Company Incentive Plans that are regional, division or country bonus plans).

(iii)    If a Continuing Employee experiences a termination of employment at or following the Effective Time and prior to the payment of the 2017 Bonus Amount under circumstances that entitle such Continuing Employee to receive severance under a Company Severance Plan or applicable statutory requirements, such Continuing Employee shall receive a lump sum cash bonus equal to such Continuing Employee’s 2017 Bonus Amount multiplied by a fraction, the numerator of which is the lesser of (1) the number of days from and including the first day of the applicable fiscal year 2017 performance period through and including the date of such Continuing Employee’s termination of employment and (2) the number of days in the applicable Company Incentive Plan’s performance year, and the denominator of which is the number of days in the applicable Company Incentive Plan’s performance year; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of a prorated bonus amount provided to such Continuing Employee under the terms of an applicable Company Severance Plan or other Company Plan. Such bonus shall be paid, less any required withholding Taxes, (A) as soon as reasonably practicable following the date of such Continuing Employee’s termination of employment in respect of corporate bonus plan participants or (B) on the date that 2017 Regional, Division or Country Bonus Amounts under the applicable regional, division or country bonus plan are paid in the ordinary course of business in respect of participants in such plan.”

2.    Each Party hereby reaffirms and ratifies the Merger Agreement as modified hereby and acknowledges that the provisions of the Merger Agreement which have not been modified or amended by this Amendment shall remain in full force and effect in all respects. Each reference to “hereof,” “herein,” “hereby,” and “this Agreement” in the Merger Agreement will from and after the entry into this Amendment refer to the Merger Agreement as amended by this Amendment. Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as April 23, 2017, and any references in the Merger Agreement to “the date first above written,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to April 23, 2017.

2

3.    Sections 11.07, 11.09, 11.10 and 11.11 of the Merger Agreement are hereby incorporated into this Amendment by reference as if fully set forth herein, mutatis mutandis.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Amendment.

C. R. BARD, INC.

By:	/s/ Richard C. Rosenzweig
Name: Richard C. Rosenzweig
Title: Vice President, Law and Assistant Secretary

BECTON, DICKINSON AND COMPANY

By:	/s/ Vincent A. Forlenza
Name: Vincent A. Forlenza
Title: Chairman and CEO

LAMBDA CORP.

By:	/s/ Gary DeFazio
Name: Gary DeFazio
Title: Secretary

[Signature Page to Amendment No. 1 to Merger Agreement]